UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2008

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 9, 2008, Krispy Kreme Doughnut Corporation (“KKDC”), a wholly owned subsidiary of Krispy Kreme Doughnuts, Inc. (the “Company”), entered into Amendment No. 3 (the “Amendment”), dated as of April 9, 2008, to its Credit Agreement, dated as of February 16, 2007, as amended, (the “Credit Agreement”), among KKDC, the Company, the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the Lenders party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender, pursuant to which KKDC, the Company, the Subsidiary Guarantors and the required lenders under the Credit Agreement agreed to certain amendments to the Credit Agreement.  The amendments (1) relax certain financial covenants contained in the Credit Agreement, (2) reduce the size of the revolving credit facility from $50 million to $30 million, (3) increase the commitment fee rate to 0.75%, (4) increase the applicable margins on loans by 200 basis points to 4.50%, with respect to Alternate Base Rate-based loans, and 5.50%, with respect to LIBOR-based loans and (5) establish a LIBOR floor of 3.25%.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Description

10.1
Amendment No. 3, dated as of April 9, 2008, to the Credit Agreement, dated as of February 16, 2007, among KKDC, the Company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender, is being filed pursuant to Item 1.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Dated: April 15, 2008

By: /s/ Douglas R. Muir

Douglas R. Muir
Chief Financial Officer